                                                                   Exhibit 4.5





                          SHARE EXCHANGE AGREEMENT


This Exchange Agreement ("Agreement") dated as of December 30, 1993, is entered into by and among Richard J. Clark, Dennis E. Clark and Richard K. Clark (hereinafter individually "Shareholder" and collectively "Shareholders"), Clark Industries, Inc., an Illinois Corporation (the "Company"), Morrison Knudsen Corporation, a Delaware corporation ("MK") and Morrison Knudsen Corporation, an Ohio Corporation ("Buyer"). In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

SECTION L        STRUCTURE OF SHARE EXCHANGE

1.1 Subject to the terms and conditions of this Agreement, Shareholders will transfer to Buyer, and Buyer will receive from Shareholders, seven (7) shares of the Company's common stock representing all of the issued and outstanding shares of stock in the Company. The consideration received by each Shareholder shall be the equivalent of $400,000 in shares of the common stock of MK (as determined by using the average NYSE closing price of MK shares for the ten (10) days prior to the signing of this Agreement). The common stock of MK is sometimes referred to hereafter as "MK Common". MK, on behalf of Buyer, shall deliver to Shareholders stock certificates in accordance with Schedule 1 representing said number of shares, and representing the consideration less the amount to be held in escrow as provided in Section 3 hereof, in exchange for the delivery by Shareholders of stock certificates representing 100% of the issued shares of the Company (7 shares) and result in the Company as a 100 % owned subsidiary of Buyer.

1.2 All shares received from Shareholders by Buyer shall be free from any restrictions, liens, encumbrances, claims (including any "adverse claim" as such term is defined in the Uniform Commercial Code), options, calls, pledges, trusts and other commitments, agreements or arrangements.

1.3 MK shares delivered to Shareholders will be in whole shares (rounded to the nearest whole share) in amounts most nearly proportionate to each Shareholders ownership of the Company shares as set forth in Schedule 1. No cash payments in lieu of fractional shares will be delivered for partial shares.

SECTION 2         CLOSING

2.1 The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of MK at One Morrison Knudsen Plaza Boise, Idaho, within five (5) business days following the satisfaction of the conditions precedent set forth in Sections 9 and 10 hereof, or at such other place, date and time as the parties hereto may agree in writing, but in no event later than December 31, 1993.

2.2 For the purpose of determining the amount of the net worth of the Company as of the time of Closing, the net worth as of the month-end immediately preceding the date of Closing shall be deemed the net worth as of the date of Closing for all purposes of this Agreement. Such financial statements will be prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), consistently applied.

SECTION 3        ESCROW

At closing, MK shall deliver to Key Trust Company of the West, Boise Idaho ("Escrow Agent"), the equivalent of $120,000 in shares of MK common stock, valued as in Section 1 above and issued to the Shareholders. At Shareholders' option, exercisable at any time on or after the date Shareholders may sell their Shares pursuant to Section 4.3 of the Share Exchange Agreement, Shareholders may deliver cash to Escrow Agent in the amount of $120,000 and immediately receive all MK shares then held in escrow or direct Escrow Agent to sell MK shares whereby all proceeds from sale will be held in escrow as herein provided. Whether the escrow fund consists of MK shares or cash, the escrow fund shall be held by Escrow Agent until the expiration of one year following the Closing date pursuant to the terms of an escrow agreement in substantially the form of Exhibit "A" attached hereto. At the expiration of such period, the escrow agent shall deliver to Shareholders such shares of MK common stock (which shall be fully transferable and freely tradeable by Shareholders) less any amounts paid or owed to the Company or Buyer pursuant to Sections 5 and 11 hereof, if cash is then on deposit as the escrow fund, the Escrow Agent shall deliver such cash as is then remaining in the escrow fund to Shareholders.

SECTION 4         REGISTRATION AND RESALE OF SHARES OF MK COMMON

4.1 Each Shareholder hereby represents that he is acquiring the shares of MK Common pursuant to this Agreement for his own account and not with a view to, or for the resale in connection with, any distribution of public offering thereof within the meaning of the Securities Act of 1933 (the "1933 Act"). Each of Richard J. Clark, Dennis E. Clark and Richard
      K. Clark represents that he is a sophisticated investor for the purposes of the 1933 Act and has such knowledge and expertise in financial and business matters that he is capable of evaluating the merits and risks of the shares of MK Common being delivered pursuant to Section 1.1. The Shareholders have been provided with copies of MK's 1992 Annual Report, Form 10-K and Proxy Statement, and MK's Quarterly Reports to Shareholders and Form 10-Q's for the quarters ending March 31, 1993, June 30, 1993, and September 30, 1993, as amended (collectively, the "SEC Documents"), and access to MK's executive officers has been provided to the Shareholders. The Shareholders understand that the shares of MK Common have not been registered under the 1933 Act by reason of their contemplated issuance by MK in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof, and that the reliance of MK upon this exemption is predicated in part upon this representation and warranty by the Shareholders.

4.2 The Shareholders shall not sell or otherwise transfer any of their shares of MK Common until (a) such shares of MK Common shall have been registered under the 1933 Act, or (b) MK shall have received an opinion of legal counsel or a copy of a letter from the staff of the Division of Corporation Finance of the Securities and Exchange Commission, in either case satisfactory to MK, that such shares may be legally sold or otherwise transferred without such registration. Such restrictions shall be noted on the certificates for the shares of MK Common issued pursuant to Section 1.1 hereof, and appropriate stop transfer orders may be issued by MK with respect to such shares of MK Common.

4.3 As soon as practicable following the Closing, MK shall take such steps as shall be necessary to cause such shares of MK Common to be issued to the Shareholders pursuant to this Agreement to be registered to the extent necessary to permit their public sale or other disposition following the Closing. The parties acknowledge that MK intends to accomplish such registration by (i) filing a Form S-3 Registration Statement with the Securities and Exchange Commission, and MK using its best efforts to cause such registration to be effective on or before February 15, 1994, and (2) filing a Form 8-K reporting the closing of the transactions contemplated by this Agreement and the issuance of shares of MK pursuant hereto as soon as practicable after the Closing. Notwithstanding the compliance with the securities laws as described in this section, the Shareholders agree not to sell any of their shares of MK Common until MK has publicly reported consolidated earning of the Company and MK for a period of at least 30 days, however all dividends declared on such shares after the Closing Date shall be payable to Shareholders. Assuming effectiveness of the Form S-3 Registration Statement, Shareholders shall be able to sell shares of MK Common Stock after such publication which will occur by May 1, 1994. MK or Buyer shall notify the Shareholders upon the later of (1) the effectiveness of the S-3 Registration Statement, (2) the filing of the 8-K or (3) MK's public reporting of consolidated earnings of the Company and MK for a period of at least 30 days.

SECTION 5      GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Shareholders, jointly and severally, represent and warrant as follows:

5.1. The Company is an organization duly organized, validly existing and in good standing under the laws of Illinois. The Company has the corporate power and authority to carry on its business as presently conducted.

5.2   (a)   The authorized capital stock of the Company consists of
            twenty-five (25) shares of common stock (no par value), of which seven (7) shares are issued and outstanding, fully-paid and nonassessable, and no shares of preferred stock are issued and outstanding.

       (b) Shareholders, in accordance with Schedule 1, own all the outstanding shares of the Company's capital stock, free and clear of all liens, claims, options, charges or encumbrances of whatsoever nature.

      (c) There are no outstanding options, warrants, or other agreements of any nature whatsoever relating to the issuance of any shares of capital stock of the Company.

5.3 The copies of the Certificate of Incorporation, and all amendments thereto, of the Company, certified by the appropriate authorities of the jurisdiction of incorporation, and of the By-Laws, as amended to date, of the Company, certified by its Secretary, which have heretofore been delivered to Buyer, are complete and correct.

5.4 The Company is duly licensed or qualified to do business as a foreign corporation in each of the jurisdictions set forth on Schedule 5.4 hereto, which are the only jurisdictions wherein the character of the properties owned or the nature of the business transacted by it makes such licensing or qualification necessary.

5.5 At the Closing, Shareholders will deliver to Buyer certificates of good standing with respect to the Company, certified (as of the latest practicable date prior to the Closing) by the appropriate authorities of Illinois and of each jurisdiction in which it is qualified to do business as a foreign corporation.

5.6 Shareholders have no direct or indirect interest in any corporation or business with which the Company competes and do not conduct any business similar to any business conducted by the Company or Buyer, except for the possible ownership of not more than one percent (1%) of the outstanding equity securities of any corporation whose shares are regularly traded on any stock exchange or in the over-the-counter market. Shareholders have no direct or indirect interest in any corporation or business which supplies materials or parts to the Company, except for the possible ownership of not more than one percent (1%) of the outstanding equity securities of any corporation whose shares are regularly traded on any stock exchange or over-the-counter market.

5.7 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not violate any provisions of any material agreement or violate or conflict with any other restrictions of any kind or character to which the Company or any shareholder is a party or by which either of them is bound.
      Shareholders have the unqualified right to sell, assign and deliver the Company Shares to Buyer, and the unqualified right upon consummation of the transactions contemplated by this Agreement, to pass to Buyer good and valid title to such shares, free and clear of all liens, claims, options, charges or encumbrances of whatsoever nature.

5.8   (a)   Company has delivered to Buyer unaudited financial statements
            (containing balance sheets and related statements of income, shareholders' equity and cash flows, and accompanying notes) for the years-ended December 31, 1989-1992

            (Schedule 5.8(a)). Such financial statements fairly present the financial position of the Company and the results of their operations and their cash flows for the years then ended in conformity with GAAP applied on a consistent basis, and include no material misstatements or omissions.

      (b) Schedule 5.8(b) is a balance sheet and statement of income of the Company as of and for the eleven (11) months ended, November 30, 1993. Such financial statements fairly present the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of November 30, 1993, and the results of its operations for the period then ended, in accordance with GAAP applied on a consistent basis, and include no material misstatements or omissions. The November 30, 1993 balance sheet is referred to herein as the "Balance Sheet."

      (c) The Company's Balance Sheet consists of a consolidated tangible net book value of not less than $325,000 (Three Hundred Twenty Five Thousand Dollars) and all accounts receivable therein will be collectable by November 30, 1994. With respect to any receivables not so collected by November 30, 1994, if either MK or Buyer makes a claim for such account receivable and: (i) Shareholders agree to the allowance of the claim; or, (ii) a legal determination allowing the claim for MK or Buyer; then after payment of the receivable from the escrow or from the Shareholders the remainder of the account receivable, if any, shall revert to the Shareholders as their sole property free of any right, title, interest or claim of MK or Buyer.

      (d) Company shall deliver to Buyer updated balance sheets, statements of income and changes in financial condition and summary of accounts receivable of the Company within fifteen days of the close of each month until Closing.

      (e) The Company has delivered to Buyer Proforma Income Statement Forecasts for 1994, 1995 and 1996 (Schedule 5.8.(e)). The Projected Financial Statements are reasonable and mathematically accurate, and to the best knowledge of the Shareholders and the Company, the assumptions underlying such projections provide a reasonable basis for such projections. To the best knowledge of the Shareholders and the Company, the factual data used to prepare the Projected Financial Statements are true and correct in all material respects and do not fail to represent known events existing which may have a material adverse effect on the Company's expected financial performance. The Projected Financial Statements do not represent a guarantee of the future performance of the Company.

5.9 Except as and to the extent reflected or reserved against in the Balance Sheet or in any of the schedules attached hereto, and except for purchase or sales contracts or, commitments in the ordinary course of business and not required to be disclosed in any schedule hereto by reason of specific exclusions in this Agreement, the Company as of the date of such Balance Sheet had no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (including, without limitation, liabilities for taxes in respect of or measured by the income of the Company, and liabilities for taxes arising out of any transaction of the Company entered into prior to such date or out of any state of facts existing prior thereto).

5.10 Except as disclosed in Schedule 5.10 or disclosed in this Agreement or any other schedule hereto, from the date of the Balance Sheet, the Company has not:

      (a) Suffered any material adverse change in its financial conditions, assets, liabilities or business;

      (b) Incurred any obligation or liability (whether absolute, accrued or contingent) other than in the ordinary course of its business and consistent with past practice;

      (c) Paid any claim or discharged or satisfied any lien encumbrance or obligation, or paid or satisfied any lien or liability (whether absolute, accrued or contingent), other than liabilities shown or reflected in the Balance Sheet or incurred subsequent to the date of the Balance Sheet in the ordinary course of business and consistent with past practice;

      (d) Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged or subjected to any liens or encumbrances;

      (e) Written down the value of any inventory or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs and write-downs of such items in the ordinary course of business and at a rate no greater than during the fiscal year ended December 31, 1992;
      (f) Canceled any other debts or claims or waived any rights of substantial value or sold or transferred any of its assets except in the ordinary course of business and consistent with past practice;

      (g) Granted any general uniform increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any substantial increase in any such compensation payable or to become payable by it to any officer or employee;

      (h) Made any capital expenditures or commitments in excess of an aggregate of $10,000 for the Company for additions to property, plant or equipment;

      (i) Except in the ordinary course of business, declared, paid or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

      (j) Made any material change in any method of accounting or accounting practice;

      (k) Paid any amounts to or in respect of, or sold or transferred any assets to, any company, a substantial portion of the capital stock of which is owned by the Company;

      (l)   Experienced any material labor difficulty;

      (m) Paid, accrued or incurred any management fees to any related party or affiliated company or made any other payment or incurred any other liability to a related party;

      (n)   Incurred any property damage, whether or not covered by insurance.

5.11 The Company has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by foreign, federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchises, licenses, sales, assets, and customs duties). All taxes determined or claimed to be due have been paid; and reserves for taxes contained in the Balance Sheet and carried on the books of the Company as of the Closing Date are adequate to cover its tax liabilities; and, except as may be noted on the Balance Sheet, there are no pending questions relating to, or claims asserted for, taxes or assessments against the Company.

5.12 The Company has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, including, without limitation, the properties and assets reflected in the Balance Sheet.
      Schedule 5.12 hereof contains a summary listing of all owned real property and equipment including that reflected in such Balance Sheet, together with the leased property identified in Section 5.14 hereof, comprise all the tangible assets used by the Company which are necessary to its operation. Except as disclosed in Schedule 5.12, such properties and assets (as well as any other properties and assets used in the businesses of the Company) are subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance or charge of whatsoever nature. Liens for current taxes not yet due, and minor imperfections of title and encumbrances, if any, which are not in the aggregate substantial in amount, do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and have arisen only in the ordinary course of business and are consistent with past practice.

      (a) Except as disclosed on Schedule 5.12(a), all equipment and property on the premises (other than the Las Casiana equipment described below and the Las Casiana patterns) of material significance in the operation of the Company, is owned or leased by the Company. Company and Shareholders represent and MK and Buyer understand that though Company is currently using a certain CNC lathe and automatic multiple drill with tooling, which equipment is currently located on the real estate leased by Company from Richard J. Clark, that title to said CNC lathe and automatic multiple drill with tooling is claimed by Las Casiana, a Mexican Corporation ("Las Casiana"); that Shareholders reserve the right to make claims against said CNC lathe and automatic multiple drill with tooling in the event the contingencies specified in 5.8(c) arise; that Company and Shareholders are not selling or transferring title to said CNC lathe or automatic multiple drill with tooling to MK or Buyer nor are Company or Shareholders in a legal position to transfer title or sell said CNC lathe and automatic multiple drill with tooling to MK or Buyer; that MK and Buyer will only make a claim against said CNC lathe and automatic multiple drill with tooling in the event that the account receivable from Las Casiana is not paid within 12 months of the date of this Agreement and that in the event said account receivable is paid, neither MK nor Buyer will make any claim upon or to said CNC lathe and automatic multiple drill with tooling.

5.13 Schedule 5.13 entitled "Plant and Equipment" describes all plant and all physical assets having a value of $2,000 or more. The plant, structures and equipment of the Company are structurally sound (with no known defects material to the suitability thereof to present operations) and in good operating condition and repair, ordinary wear and tear excepted, and are in compliance with all applicable safety laws and regulations; zoning laws and building codes.

5.14 Schedule 5.14 annexed hereto identifies all leases, and the duration thereof, pursuant to which the Company leases or intends to lease real or personal property, and sets forth the major terms and conditions of such leases, including terms and lease payments. All such leases are valid and in full force and effect.

5.15 Except as set forth on the Schedule 5.15, entitled "Intellectual Property", attached hereto, Company does not own or use and has not applied for, or licensed any patents, patent applications, trademarks, service marks, trade names or copyrights (or any applications for or extensions or reissuance of, any of the foregoing). True, correct and complete copies of the items identified on such Schedule have been delivered to Buyer. The Company solely owns or has the exclusive right to use, free and clear of any payment, restriction or encumbrance, all patents, trademarks, service marks, trade names and copyrights (or any applications for or extensions or reissuance of, any of the foregoing) set forth on such Schedule and all are, or will at the Closing Date have been assigned to Company. There is no claim or demand of any person pertaining to, or any proceedings which are pending or, to the best of the Shareholders' and Principal's knowledge, threatened, which challenge (i) the rights of the Company in respect of any patents, trademarks, service marks, trade names or copyrights (or applications for, or extensions or reissuance of, any of the foregoing) which are or have been used in the conduct of, or which relate to, its respective business or which are owned by it, or (ii) the rights of the Company in respect of any processes, formulas, confidential information, trade secrets, know-how, engineering data, technology or other intellectual property which are or have been used in the conduct of, or which relate to, the Company's business or which are owned by the Company's (collectively "Intellectual Property"). No Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any Governmental Authority or any contract, agreement, commitment or undertaking with any person, or infringes or, to the best of the Shareholders' and Principal's knowledge, is being infringed by others or is used by others (whether or not such use constitutes infringement). To the best of the Shareholders' and Principal's knowledge, the Company's business does not involve employment of any person in a manner which violates any non-competition or non-disclosure agreement which such person entered into in connection with any former employment. All Intellectual Property owned or held, directly or indirectly, by any officer, director, shareholder, or employee of the Company has been, or prior to the Closing Date will have been, duly and effectively transferred to the Company. All Intellectual Property and assets used by the Company or being developed with Company funds are in Company possession. Set forth on the Schedule entitled "Intellectual Property" is a description of all litigation, actions, suits, investigations, claims and proceedings, asserted, brought or threatened against the Company within the ten years preceding the date hereof, together with a description of the outcome thereof, relating to any Intellectual Property. Schedule 5.15 also includes a complete and accurate list of all engineering drawings, dies, molds and other tooling or equipment used in the Company's business, whether located at the Company or at its customers and suppliers and the Company has good and marketable title to all such tooling, free and clear of any and all liens.
5.16 Except as set forth on Schedule 5.16 annexed hereto, there are no actions, proceedings, or investigations pending or threatened against the Company, nor is there any basis for any such action, proceeding, or investigation that may materially adversely affect the business or assets of the Company. There is no event or condition of any kind or character pertaining to the business or assets of the Company that may materially adversely affect any such business or assets, except for the impact of future general economic conditions.

5.17  (a)   Schedule 5.17 sets forth a complete and accurate list of all policies of fire, liability, and other forms of insurance. The policies described in Schedule 5.17 annexed hereto are in effect with respect to the Company and are valid, outstanding and enforceable policies. The amount of coverage for each policy has been at least equal to the amount required by contracts entered into by the Company; and they provide adequate insurance coverage for the assets and operations of the Company;
            and such policies or comparable policies will by their terms
            (absence cancellation after the Closing) remain in full force and effect for at least 30 days after the Closing. Neither
            Shareholders nor the Company have been notified of any proposed increase in the premiums relating to such policies nor of any facts or events which could give rise to an increase, and know of no reason why the premiums might increase as a result of this transaction. Neither the Company nor any of the Shareholders have any knowledge of any facts or events which may form the basis for a claim against the above policies or forms of insurance.

      (b) The reserves for workers compensation liability as disclosed in the Balance Sheet are adequate to pay or settle all workers compensation claims for injuries and illness that occurred prior to the Balance Sheet date, including attorneys' fees and related and incidental expenses related thereto.

5.18 Schedule 5.18 annexed hereto sets forth the names and locations of all banks in which the Company has accounts and the names of all persons authorized to draw thereon.

5.19 Except as set forth in Schedule 5.19 annexed hereto or in this Agreement and the schedules hereto:

      (a) The Company has no contracts or commitments which are material to the business, operations or financial condition of the Company other than those described in this Agreement or any of the schedules annexed hereto or pursuant hereto by reason of a specific exclusion contained herein;

      (b) There are no purchase commitments by the Company in excess of the normal, ordinary and usual requirements of the business of the Company or at any excessive price;

      (c) There are no outstanding contracts or commitments which in the aggregate will result in any material loss to the Company upon completion of performance thereof, after allowance for direct distribution expenses. Neither the Company nor Shareholders have any reason to believe that there are any outstanding contracts, bid or sales or service proposals quoting prices which in the aggregate will not result in a normal profit to the Company.
            Schedule 5.19(c) identifies all outstanding bids and proposals;

      (d) Schedule 5.19(d) sets forth a true and correct aged listing by customer of the accounts receivable as of the Balance Sheet date, and all accounts receivable as set forth on the Balance Sheet are current and collectible net of any reserves set forth on the Balance Sheet. There is no claim or right of off-set to any such accounts receivables;

      (e) There are no product liability claims (other than fully insured) of which the Company or Shareholders have received notice, and neither knows or have any reason to believe that any such claims are threatened;

      (f) The Company has no outstanding contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than 30 days and without liability, penalty or premium;

      (g) The Company has given no irrevocable power of attorney to any person, firm or corporation for any purpose whatsoever;

      (h) The Company has no employment agreements, or any agreements that contain any severance or termination pay liabilities or obligations;

      (i) Neither the Company nor Shareholders have received any notice that the Company is in default under any contracts made or obligations owed by it, and neither knows or has any reason to believe that there is any basis for any valid claim of default;

      (j) The Company is not restricted by agreement from carrying on its business anywhere in the world;

      (k) Schedule 5.19(k) hereof identifies the compensation of the five highest paid employees of the Company for the 1992 calendar year and first nine months of 1993; and

      (l) Neither the Company nor Shareholders has received any notice of any claim that the Company is under any liability or obligation with respect to the return of any products.

5.20 The aggregate fair market value of the inventory of the Company is not less than the aggregate book value of the inventory as reflected in the Balance Sheet, and on the books of the Company. Schedule 5.20 hereof contains a complete listing of inventory by class and stage of completion as of the date stated thereon. Such inventory consists of a quality and quantity usable and salable in the ordinary course of business, except for items of obsolete materials or below standard quality, all of which have been written down in the Balance Sheet and on such books to realizable market value, or for which adequate reserves have been provided in such Balance Sheet and on such books.

5.21 All contracts or legally binding commitments for the purchase of raw materials and supplies by the Company were made in the ordinary or normal course of business, and all commitments in excess of $10,000 are as shown on Schedule 5.21.

5.22 Except as set forth in Schedule 5.22 annexed hereto, the Company has not experienced any material labor difficulties within the five years preceding the date hereof.

5.23 The Company is not a party to or is bound by any labor or collective bargaining agreement.

5.24 Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of any rule, regulation, order judgment or decree of any court or of any local government.

5.25 Except as disclosed on Schedule 5.25, Shareholders provide no material services to Company.

5.26 Except as disclosed on Schedule 5.26, Company has no contracts to provide goods and services to Shareholders, or any business in which Shareholders own more than 1% of the stock.

5.27 Neither the Company, nor any of its Shareholders, has incurred on behalf of Company any liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions related to this transaction.

5.28 Neither the Company nor any Shareholders, nor any officer or director of Company, its employees, agents or representatives has made any illegal contributions, payments, falsely recorded payments, bribes, or illegal payments from corporate funds to obtain or retain business nor has any Shareholder of the Company been convicted of bribes, defalcation or embezzlement.

5.29 The amount of any and all product warranty claims relating to sales occurring on or prior to Closing Date, shall not exceed the amount of the product warranty reserve included on the Balance Sheet of the Company, which reserve was prepared in conformity with the GAAP, consistently applied. Schedule 5.29 contains a complete and accurate list of all warranties, oral or written, made by the Company or its Shareholders with respect to the Company's products.

5.30 Except as to Richard J. Clark's ownership of the real property leased to the Company, no executive officer or director of the Company or any "associate" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such executive officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company.

5.31 The Company has not guaranteed the debt or any other obligation of any third party, or any Shareholder debt.

5.32 Schedule 5.32 entitled "Indebtedness" describes all indebtedness (excluding accounts payable) of the Company (including description of the amount, term, payment obligations, interest rate and payee) and none of the agreements relating thereto allow modification of such terms as a result of the Closing.

5.33 Except as set forth on Schedule 5.33, the Company has no foreign representatives or agents.

5.34 Set forth on Schedule 5.34 entitled "Customers" is a complete and accurate list of the Company's annual sales to each customer from January 1992 through November 1993 and the Shareholders know of no reason why any customer of the Company will cease or reduce its business with the Company after the Closing.

5.35 Set forth on Schedule 5.35 hereto entitled "Backlog" is a complete and accurate description of all backlog orders, including the customer identification, value of order and expected delivery date.

5.36 Except as disclosed on Schedule 5.36 entitled "Litigation," there is no pending or threatened litigation, action, suit, proceeding or investigation against or involving the Company and, to the best knowledge of Company and Shareholders there is no basis for any litigation, action, suit, proceeding or investigation.

5.37 The Company is and has been in material compliance with all laws, ordinances, regulations, orders, licenses, franchises and permits applicable to it, its properties and assets, and to the operation of its business, including, but not limited to such laws and regulations relating to protection of the public health or environment, waste disposal, hazardous substances or wastes and occupational health and safety and neither the Company nor any Officer or Shareholder has made any illegal payments, illegal political contributions or non recorded payments to secure or retain any of the business of the Company.

5.38 Neither this Agreement, nor any Schedule or other document furnished by or on behalf of Shareholders or the Company in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance known to any of the Shareholders which is likely to materially adversely affect the condition (financial or other), properties, assets, liabilities, business, operations or prospects of the Company which have not been set forth in this Agreement or the Schedules hereto.

5.39  The Company has no terminated pension benefit plans.

5.40 The Shareholders agree to take no action that would preclude treatment of this transaction as a pooling of interest by MK. These actions include:

(a) Company does not change the equity interest of the voting common stock in contemplation of effecting the combination either within two years before the plan of combination is initiated or between the dates the combination is initiated and consummated; changes in contemplation of effecting the combination may include distributions to stockholders and additional issuances, exchanges and retirements of securities.

(b) The ratio of the interest of an individual common stockholder to those of other common stockholders in the Company remains the same as a result of the exchange of stock to effect the combination.

(c) The sale of significant assets of Company prior to consummation of a business combination is a pooling of interests violation.

(d) The Company shareholders must hold the stock they receive for a minimum period of thirty days of combined operations. The results of combined operations must be published in a posteffective amendment to a registration statement, a Form 10-Q or 8K, a quarterly report, or any other public statement that includes sales or net income for at least the minimum period.

5.41 There has been no change in stock ownership of the Company since inception.

5.42 Shareholders will provide MK with a calculation of their tax basis in the stock of the Company sufficient to meet the needs of income tax reporting requirements of the Internal Revenue Service. Such stock basis calculation shall be delivered to MK within 60 days of the Closing Date.

5.43 Schedule 5.43 attached hereto sets forth a list of consents, novations, approvals, authorizations, waivers and all other requirements which must be obtained or satisfied by any of the Shareholders or the Company for the consummation of the transactions contemplated by this Agreement.

SECTION 6        EMPLOYEE BENEFIT REPRESENTATIONS AND WARRANTIES

6.1 Shareholders represent and warrant that the following is a complete and accurate list of all the employee welfare and pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), employment practices, and policies which are either embodied in written documents available to employees or are material to the operation of the Company's business and which are applicable to the Company's employees who are presently engaged in the business:

      (a)   Pension Benefit Plans:
                                       NONE

      (b)   Benefit Plans:
                 HMO PROGRAM

SECTION 7        ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 For purposes of this Section 7, the term "Hazardous Material" means any substance:

      (a) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

      (b) which is or has been identified as a potential "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, applicable state or local statute, regulation, rules or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or

      (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and has been identified as regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Illinois or any political subdivision thereof;

7.2 For purposes of this Section 7, the term "Environmental Requirements" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation:

       (a) All requirements pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials; and

      (b) All requirements pertaining to the protection of the health and safety or employees or the public.

7.3 For purposes of this Section 7, the term "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence prior to Closing of Hazardous Material upon, about, beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property, and including without limitation:

      (a) Damages for personal injury, or injury to property or natural resources occurring upon or off the Property, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;

      (b) Fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Property or any other property in a manner consistent with its intended use or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this agreement or collecting any sums due hereunder; and

      (c) Liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (b) of this Section 7.3;

       (d) Diminution of the value of the Property, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Property.

7.4 "Property" shall mean all real property utilized by Company in conjunction with its day to day business activities.

7.5 Shareholders represent and warrant that neither the Company nor to the best of Shareholders knowledge that any other previous owner, tenant, occupant or user of the Property nor to the best of Shareholders knowledge that any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, resulting in the emission, release, discharge, dumping or disposal of any Hazardous Materials on, under, in or about the Property, nor have any Hazardous Materials migrated from the Property upon or beneath other properties, nor have any Hazardous Materials migrated or threatened to migrate from other properties upon, about or beneath the Property.

      (a) There is not constructed, placed, deposited, stored, disposed of nor located on the Property any asbestos in any form which has become friable.

      (b) No underground improvements, including but not limited to treatment or storage tanks, sumps, or water, gas or oil wells are or have ever been located on the Property.

      (c) There is not constructed, placed, deposited, stored, disposed of nor located on the Property any polychlorinated biphenyls (PCBs) nor transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCBs.

      (d) The Property and its existing uses and activities and of its prior uses and activities, comply and have at all times complied in all material respects with all Environmental Requirements.

      (e) Neither Company nor Shareholders, nor any prior owner or occupant of the Property, has received notice or other communication concerning any alleged material violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, nor notice or other communication concerning alleged material liability for Environmental Damages in connection with the Property, and there exists no writ, injunction, decree, order or judgement outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or to their knowledge threatened, relating to the ownership, use, maintenance or operation of the Property by any person, or from alleged material violation of Environmental Requirements, or from the suspected presence of material quantities of Hazardous Material thereon.

      (f) The Company has all permits and licenses required to be issued to it by any governmental authority on account of any or all of their present activities on the Property, and is in full compliance with the terms and conditions of such permits and licenses. No change in the facts or circumstances reported or assumed in the application for or granting of such permits or licenses exists, and such permits and licenses are in full force and effect.

7.6   (a)   Shareholders jointly, and severally agree to indemnify, defend, reimburse and hold harmless:

            (i)   Buyer and MK;

            (ii) any other person who acquires a portion of the Property in any manner, including but not limited to through purchase, at a foreclosure sale or otherwise through the exercise of the rights and remedies of Buyer under this Agreement; and

            (iii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licenses, affiliates, lessees, mortgages, trustees, heirs, devices, successors, assigns and invites of such persons;

            from and against any and all Environmental Damages arising from the presence of Hazardous Materials upon, about or beneath the Property or migrating to or from the Property, or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to the Property and the activities thereon, either of which conditions exist at Closing, or the breach of any warranty or covenant or the inaccuracy of any representation of Company or Shareholder contained in this Agreement.

      (b) This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgements, penalties or other sums due against such indemnified persons. Buyer, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Shareholders.

      (c) The obligations of Shareholders under this paragraph shall not be affected by any investigation by or on behalf of MK or Buyer or by any information which MK or Buyer may have or obtain with respect thereto.

      (d) Shareholders shall have no obligations of indemnity under Section 7, however, as to any conditions not existing as of the Closing Date.

SECTION 8        REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER AND MK

Buyer and MK represents, warrants and covenants as follows:

8.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Buyer has the corporate power and authority to carry on its business as presently conducted.

8.2 The execution, delivery and performance of this Agreement by Buyer has been duly authorized by its Board of Directors, and will not result in any breach of or violate or constitute a default under the Articles of Incorporation or Bylaws of Buyer or any indenture, mortgage or other agreement or instrument to which it is a party.

8.3 Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of any rule, regulation, order, judgment or decree of any court or of any government agency, or require the consent, approval or authorization of any person, business entity, court or governmental agency.

8.4 MK is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MK has the corporate power and authority to carry on its business as presently conducted.

8.5 The execution, delivery and performance of this agreement by MK has been duly authorized by its Board of Directors, and will not result in any breach of or violate or constitute a default under the Articles of Incorporation or Bylaws of MK or any indenture, mortgage or other agreement or instrument to which it is a party.

8.6 Neither the execution or delivery of this agreement nor the consummation of the transactions contemplated hereby will constitute a violation of any rule, regulation, order, judgment or decree of any court or of any government agency, or require the consent, approval or authorization of any person, business entity, court or governmental agency.

8.7 MK represents that the MK Common Stock to be provided to Shareholders pursuant to this Agreement will be registered with the Securities and Exchange Commission by filing a Form S-3 Registration Statement and that MK will make its best efforts to file this registration on or before February 15, 1994.

SECTION 9        CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER AND MK

The obligations of Buyer and MK under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

9.1 The representations and warranties of Company and Shareholders set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though all such representations and warranties had been made on and as of such date.

9.2 There shall have been delivered to Buyer an opinion, dated as of the Closing Date, of Counsel for the Shareholders, satisfactory in form and substance to Buyer, to the effect that: (i) the Company is duly organized, validly existing and in good standing under the laws of the State of Illinois, with full corporate power and authority to carry on their businesses as now being conducted; (ii) the Company is duly qualified to do business and in good standing in each jurisdiction where ownership of its properties or the conduct of its business required such qualifications; (iii) this Agreement constitutes the legal, valid and binding obligation of the Company and the Shareholders in accordance with its terms; (iv) all assignments and other documents necessary to effect the transfer and assignment of the Company shares to Buyer as contemplated herein have been duly executed and delivered and are adequate to transfer and assign such shares to Buyer; (v) such Counsel is not aware of any litigation, proceeding or controversy pending or threatened against the Company; and (vi) neither the execution nor the performance of this Agreement will violate any applicable law of any jurisdiction, or any order, judgment or decree of any court or governmental agency, or any agreement, indenture or instrument known to such Counsel.

9.3 From the date hereof to the Closing Date, the Company shall not have suffered any loss on account of fire, flood, accident, strike, war, or any other calamity which had a material adverse effect on its operations.

9.4   The Company shall have entered into the following additional Agreements:

      (a) Noncompetition agreements by R. J. Clark, D. E. Clark, and R. K. Clark in the form attached hereto as Exhibit B.

      (b) Employment agreements by R. J. Clark, D. E. Clark and R. K. Clark in the form attached as Exhibit C.

SECTION 10       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SHAREHOLDERS

The obligations of Shareholders under this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions:

10.1 All representations and warranties of Buyer and MK contained herein shall be true on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date.

10.2 All corporate and other actions necessary to authorize and effectuate the consummation of the transactions contemplated hereby by Buyer and MK shall have been duly taken prior to the Closing.

SECTION 11SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS;
INDEMNIFICATIONS; SET OFF

11.1 All representations, warranties, covenants and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing hereunder for a period of two years, except that the representations, warranties, covenants and agreements contained in Section 5.11, Section
      5.42 and Section 7 shall survive the Closing for a period of seven years based on actions or omissions of the Company prior to the Closing Date. The intent of this survival provision is for the Shareholders and the Company to be responsible and liable for claims that arose out of facts occurring prior to the Closing Date regardless of when the tax or environmental claim may arise, but no later than seven years after the Closing.

11.2 Shareholders, jointly and severally, agree to indemnify, defend and hold Buyer harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and reasonable expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses asserted against or imposed upon or incurred by Buyer resulting from, or by reason of any facts constituting a breach of any representation or warranty of Company or Shareholders contained in or made pursuant to this Agreement.

11.3 Buyer agrees to indemnify, defend and hold Shareholders harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and reasonable expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses asserted against or imposed upon or incurred by Shareholders resulting from, or by reason of any facts constituting, a breach of any representation, warranty, covenant, or agreement of Buyer contained in or made pursuant to this Agreement.

11.4 Buyer shall have the right to set off the amount of any indemnity claim to the extent Shareholders shall be liable therefore against any sums of money at any time or from time to time payable to Shareholders, including the escrowed stock described in

      Section 3, but not including any escrowed stock in respect to non-competition agreements.

11.5 In the event any action, suit or proceeding is brought against a party indemnified, the Indemnified Party shall give prompt written notice to the party providing the indemnity (the "Indemnifying Party"). The Indemnifying Party shall have full responsibility and authority with respect to any such action, suit or proceeding. The Indemnified Party shall have the right, without prejudice to the rights of the Indemnifying Party, at the Indemnified Party's sole expense, to be represented by counsel of its own choosing. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants all books, records and other information of the Indemnified Party relating to such action, suit or proceeding and the parties agree to render to each other such assistance as may be reasonably requested in order to ensure the prompt and adequate defense of any such action, suit or proceeding.

11.6  (a)   Buyer shall give written notice of its intention to set off the amount of any indemnity claim (the "Indemnity Claim"), such notice to be given in the manner provided below for the giving of notices. Shareholders may object to the proposed set off, in which event Buyer and Shareholders shall promptly endeavor to agree upon the resolution of the Indemnity Claim. In the event that a written agreement determining the Indemnity Claim has not been reached within 30 calendar days after receipt by Buyer of Shareholders notice of objection, then either Buyer or Shareholders may, by notice to the other, submit for determination by arbitration in accordance with this section the question of Buyer's right to the Indemnity Claim under this section.

      (b) Any determination by arbitration shall be made by and under the rules of the American Arbitration Association using an arbitrator (the "Arbitrator") agreed upon by Buyer and Shareholders, or, if an agreement choosing the Arbitrator has not been reached in writing within 10 calendar days after written request therefor by one such party to the other, then the Arbitrator shall be chosen by the American Arbitration Association. Any such determination made by the Arbitrator shall be conclusive and binding on Buyer and Shareholders.

      (c) The fee of the Arbitrator associated with such determination shall be shared equally by Buyer and Shareholders:

      (d) Nothing herein shall be construed to authorize or permit the Arbitrator to determine any question or matter whatever under or in connection with this Agreement except the determination of the Indemnity Claim.

11.7 Buyer agrees that it will not seek any indemnity claim until Buyer has claims totalling at least $10,000, and then the claims shall be only as to the claimed amounts in excess of $10,000.

SECTION 12        FINDERS FEES; BROKERS

Shareholders and the Company represent and warrant to Buyer that they have not authorized any person to act as broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement and the negotiations leading to it.

SECTION 13        MISCELLANEOUS

13.1 This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns.

13.2 No party to this Agreement shall, prior to the Closing, convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

13.3 All notices or other written communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand or telecopy, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) as follows:

            If to Shareholders:
                  c/o Clark Industries, Inc.
                  104 East Butterfield Trail
                  P. O. Box 287
                  Gilman, Illinois  60938

            If to Buyer and MK:
                  Morrison Knudsen Corporation
                  Rail Systems Group
                  P. O. Box 73
                  Boise, ID 83729
                  Attention:  T. J. Smith -- President
                  Copy to:    Legal Department
                              Morrison Knudsen Corporation
                              P. O. Box 73
                              Boise, ID 83729
      or to such other addresses as may hereinafter be furnished by any party to the other parties hereto.

13.4 No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

13.5 This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior agreements, understandings, statements or representations, oral or in writing, of the parties relating thereto. This Agreement may be modified or amended only by written agreement of the parties.

13.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

13.7 This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

13.8 All agreements and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

13.9 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any 'way the remaining provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

MORRISON KNUDSEN CORPORATION,
a Delaware corporation (MK)

      /s/ Stephen G. Hanks
By:   ______________________________
Its:  Senior Vice President, Secretary
      and General Counsel


MORRISON KNUDSEN CORPORATION,
an Ohio corporation (Buyer)

          /s/ Stephen G. Hanks
By:   ______________________________
Its:  Senior Vice President, Secretary
      and General Counsel


   /s/  Richard J. Clark
____________________________________
Richard J. Clark


   /s/ Dennis E. Clark
____________________________________
Dennis E. Clark


   /s/ Richard K. Clark
____________________________________
Richard K. Clark


CLARK INDUSTRIES, INC.
(Company)

         /s/ Richard J. Clark
By:
Its:  President

                                 LIST OF SCHEDULES


      1                 Company Shareholders and Shareholdings
      5.4               States in Which Company Does Business
      5.8(a)            Financial Statements
      5.8(b)            November 30, 1993 Balance Sheet
      5.8(e)            Financial Matters
      5.10              Other Obligations
      5.12              Real Property and Equipment
      5.12(a)           Real Property and Equipment Not Owned or Leased
      5.13              Plant and Equipment
      5.14              Leases and Subleases
      5.15              Intellectual Property
      5.16              Actions, Proceedings and Investigations
      5.17              Insurance Policies
      5.18              Bank Accounts
      5.19              Material Agreements and Contracts
      5.19(c)           Outstanding Bids and Proposals
      5.19(d)           Accounts Receivable
      5.19(k)           Five Highest Paid Employees
      5.20              Inventory
      5.21              Purchase Orders
      5.22              Material Labor Difficulties
      5.25              Material Services Provided by Shareholders
      5.26              Contracts to Provide Goods and Services to
                        Shareholders
      5.29              Warranties
      5.32              Indebtedness
      5.33              Foreign Representatives and Agents
      5.34              Customers
      5.35              Backlog
      5.36              Litigation
      5.43              Consents, Approval and Authorizations











List of Schedules
s:\smb\trans\agr.cii

                                    SCHEDULE 1



                                                      Number of
                Shares of       % Ownership in     MK Shares Exchanged *
Number of MK
SHAREHOLDERS CLARK INDUSTRIES, INC. CLARK INDUSTRIES, INC. (INCLUDING ESCROWED SHARES)
SHARES ESCROWED*


Richard J. Clark      2-1/3         33 l/3%           15,748
1,575

Dennis E. Clark       2-1/3         33 1/3%           15,748
1,575

Richard K. Clark      2-1/3         33 1/3%           15,748
1,575





      Shareholders represent that the above seven (7) shares of stock in Clark Industries, Inc. encompass all of the issued shares of Clark Industries, Inc.

      *$25.40 per share - Based upon the average NYSE closing price of MK shares for the ten (10) days prior to the signing of this Agreement.





















Schedule 1
s:\smb\trans\agr.cii

                                 EXHIBIT A

                          DEPOSIT ESCROW AGREEMENT


      This Deposit Escrow Agreement made and executed as of this 30th day of December, 1993, by and among Richard J. Clark, Dennis E. Clark and Richard K. Clark (the "Principals"), Morrison Knudsen Corporation, a Delaware corporation ("MK"), Morrison Knudsen Corporation, an Ohio corporation, ("Buyer") and Key Trust Company of the West ("Escrow Agent").


                                 WITNESSETH:

      WHEREAS, pursuant to a Share Exchange Agreement dated December 30, 1993 (the "Agreement") by and among the Principals, MK and Buyer, the Principals have agreed to exchange all of the outstanding stock of Clark Industries, Inc. ("Clark") for shares of common stock of MK; and

      WHEREAS, pursuant to Section 3 of the Agreement, MK, Buyer and the Principals have agreed to place into escrow the equivalent of $120,000 in shares of MK common stock to be held by Escrow Agent in accordance with the terms and conditions set forth below; and

      WHEREAS, MK, Buyer and the Principals have selected Key Trust Company of the West to serve as Escrow Agent under the terms and conditions of this Deposit Escrow Agreement (the "Escrow Agreement"); and

      WHEREAS, Escrow Agent is willing to serve as escrow agent under the terms and conditions of this Escrow Agreement.

      NOW, THEREFORE, in consideration of the premises and agreements hereinafter made and intending to be legally bound hereby, the parties hereto agree as follows:


1.    ACKNOWLEDGEMENT BY ESCROW AGENT OF RECEIPT

Escrow Agent acknowledges the receipt from MK, Buyer and the Principals of the equivalent of $120,000 in shares of MK Common Stock calculated in accordance with the method described in Section 1 of the Agreement.

2.    AGREEMENT TO ACT AS ESCROW AGENT

By the execution of this Escrow Agreement, Escrow Agent hereby agrees to act as escrow agent under the terms and conditions hereof.

3.    INVESTMENT OF ESCROW FUND

The Principals, MK and Buyer hereby direct Escrow Agent to hold the Deposit Escrow in accordance with this Agreement. Dividends, interest and other earnings earned on account of the Deposit Escrow shall be paid to the Principals. Dividends shall be payable quarterly to Principals when dividends are declared by the Board of Directors of MK. Principals shall vote any
shares held by the Escrow Agent.   Any stock held in escrow shall be
registered in the name of the  Principals during the period of the escrow.
Any cash held in escrow shall be invested by the Escrow Agent in United States Treasury Bills, United States Treasury Notes and other short-term obligations of the United States Government backed by the full faith and credit of the United States Government, unless otherwise directed in writing by MK and Principals. Principals shall be responsible for reimbursement of all transaction costs incurred by Escrow Agent relating to all investment and sale transactions of Escrow Agent.

4.    DISPOSITION OF ESCROW FUND

The Escrow Agent shall hold the Deposit Escrow for 12 months from the Closing Date of the Agreement. If no claims are made by MK or Buyer against such Deposit Escrow during such period, the Deposit Escrow shall be delivered to the Principals. However, if during such 12-month period MK or Buyer makes a claim against the Deposit Escrow, the Principals shall be notified in writing as to the nature and amount of such claim. Within 10 business days after receipt of such claim, the Principals shall notify the Escrow Agent in writing whether the claim is valid and due. If the Principals consent to payment, the Escrow Agent shall satisfy the claim by transferring to MK or Buyer such portion of the Deposit Escrow as shall be necessary, considering the value of MK common stock determined by averaging its closing price on the New York Stock Exchange during the ten trading days preceding such transfer, to satisfy the claim. If the Principals dispute the claim, the Escrow Agent shall notify MK or Buyer and shall not disburse any of the Deposit Escrow in connection with the disputed item until the Escrow Agent receives written direction with respect to it, signed by the Principals, Buyer and MK. If any disputed claim is unresolved when the term of this Escrow Agreement expires, the Escrow Agent shall continue to hold the Deposit Escrow until such claim is disposed of to the satisfaction of MK or Buyer and the Principals. Such unresolved claims shall be finally resolved by arbitration under the auspices of, and in accordance with, the rules of the American Arbitration Association.

5.    LIABILITY OF ESCROW AGENT

The Escrow Agent shall be liable only for its own willful conduct, default or gross negligence and shall not be liable for any error of judgment made in good faith by it or its agents or employees. MK, Buyer and the Principals agree to defend, indemnify and hold harmless the Escrow Agent and its agents and employees from any and all loss, liability, claims, damages and expenses whatsoever arising out of its activity as Escrow Agent under this Escrow Agreement and in connection with any payment contemplated herein. All such costs and fees shall be ultimately borne by the non-prevailing party.

6.    IRREVOCABLE ESCROW

This Escrow Agreement shall be irrevocable and shall continue to remain effective until the Deposit Escrow has been paid in its entirety, whereupon Escrow Agent shall, after making the payments contemplated in this Escrow Agreement be under no further obligation or liability hereunder.

7.    BINDING EFFECT

This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.

8.    NOTICE

All notices, requests, instructions, demands and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or sent by first class registered or certified mail, postage prepaid, with return receipt requested as follows:

If to the Escrow Agent:

      Pam Wallis
      Key Trust Company of the West
      P. O. Box 2557
      Boise, ID   83701


If to the Principals:

      c/o Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois

If to MK and Buyer:

      Morrison Knudsen Corporation
      Rail Systems Group
      P. O. Box 73
      Boise, ID   83729
      Attention:T. J. Smith - President

      Copy to:  Legal Department
                Morrison Knudsen Corporation
                P. O. Box 73
                Boise, ID   83729

9.    FEES

All fees and expenses of the Escrow Agent of $750.00 annually for services performed by Escrow Agent under this Escrow Agreement shall be paid in equal measure by the Principals and Buyer.

10.   NO ENCUMBRANCE

The Escrow Agent acknowledges and agrees that the Deposit Escrow shall be held separate and apart from all other funds, and no part thereof is or shall be subject to any security agreements, guarantees, liens, encumbrances, or any other security instruments or financing statements of any kind whatsoever.

11.   COUNTERPARTS

This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.   CAPTIONS

The section and other headings contained in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

13.   GOVERNING LAW

This Agreement and any disputes thereunder shall be governed by the laws of the State of Illinois.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement the day and year first written above.


MORRISON KNUDSEN CORPORATION,
a Delaware corporation

By:   __________________________________
Its:__________________________________


MORRISON KNUDSEN CORPORATION,
an Ohio corporation


By:   __________________________________
Its:  __________________________________



_________________________________
RICHARD J. CLARK


_________________________________
DENNIS E. CLARK


_________________________________
RICHARD K. CLARK





KEY TRUST COMPANY OF THE WEST

By:   __________________________________

Its:  __________________________________

                                 EXHIBIT B-1

                          NON-COMPETITION AGREEMENT


      This Agreement is entered into this 30th day of December, 1993, by and between Richard J. Clark, Clark Industries, Inc. ("Company"), and Morrison Knudsen Corporation, a Delaware corporation ("MK").

      WHEREAS, the parties hereto desire to establish a continuing, confidential relationship in connection with the business of the Company; and

      WHEREAS, as a part of that relationship Richard J. Clark is willing to agree to a limitation upon his ability to compete with the Company and the Company is willing to make the payments provided herein.

      NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:


SECTION 1

Richard J. Clark agrees that for a period of seven years following the closing date (the "Closing Date") of the transactions contemplated in the Share Exchange Agreement dated December 30, 1993, among MK, Morrison Knudsen Corporation, an Ohio corporation, Richard J. Clark, Dennis E. Clark, Richard
K. Clark, and the Company (the "Share Exchange Agreement"), he shall not compete, either directly or indirectly (as a shareholder, partner, employee, trustee or otherwise any person, firm corporation, association, partnership or other entity), with the Company by engaging through operations or sales anywhere in the United States, in any of the following businesses: remanufacture, manufacture or design of transit cars, locomotives, freight cars, or components, subassemblies or engineered systems for transit cars, locomotives or freight cars; engineering or manufacturing of transit or freight rail signalling or communication systems; operations and maintenance of transit systems, freight railroads or passenger railroads; emergency repair and maintenance of railroad track, tunnels and other infrastructure; marketing or distribution of railroad products to the rail and transit industries; environmental cleanup of railroad track and yards. In the event this limitation is considered by a court of competent jurisdiction to be excessive in its duration or in the area to which it applies, it shall be considered modified and valid for the duration for such area as said court may deem reasonable under the circumstances.

SECTION 2 - CONSIDERATION

In consideration of the covenant contained in Section 1 hereof, Company agrees to compensate Richard J. Clark by providing, on the Closing Date a number of MK shares equivalent to $262,500 as determined by the method and procedures set forth in Sections 1 and 4 of the Share Exchange Agreement. Said shares shall be issued and registered in the name of Richard J. Clark, and shall be held by MK in Escrow to be distributed to Richard J. Clark over a ten (10) year period for the following schedule:

                                 END OF YEAR

                              One               14%
                              Two               14%
                              Three             14%
                              Four              14%
                              Five              14%
                              Six                 8%
                              Seven               8%
                              Eight               8%
                              Nine                3%
                              Ten                 3%

Richard J. Clark shall be entitled to dividends paid on all shares whether owned or escrowed.

SECTION 3 - INJUNCTIVE RELIEF

It is understood and agreed by and between the parties that the covenant not to compete contained herein is a property right of a special, unique, extraordinary and intellectual character, which gives it a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Richard J. Clark of any of the provisions contained in this Agreement will cause the Company and MK great and irreparable injury and damage. Richard J. Clark expressly agrees that MK and the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Richard J. Clark. This provision shall not, however, be construed as a waiver of any of the rights which the Company or MK may have for damages or otherwise.

If MK and the Company are granted injunctive relief and as a result Richard J. Clark does not compete against MK or the Company in the scope of businesses previously defined, MK shall provide the consideration specified in Section 2, less any amounts for attorney's fees or costs expended by MK or the Company to obtain such injunctive relief.

SECTION 4 - MISCELLANEOUS


4.1 This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns.

4.2 No party to the Agreement shall, prior to the Closing, convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

4.3 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand or telecopy, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) as follows:


If to the Company:

      Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938


If to Richard J. Clark:

      Richard J. Clark
      c/o Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938

If to MK:

      Morrison Knudsen Corporation
      Rail Systems Group
      P.O. Box 73
      Boise, ID  83729
      Attention:T.J. Smith -- President

      Copy to:  Legal Department
                Morrison Knudsen Corporation
                P.O. Box 73
                Boise, ID  83729

or to such other addresses as may hereinafter be furnished by any party to the other parties hereto.

4.4 No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

4.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

4.6 This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

4.7 All agreements and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

4.8 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

4.9 This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


MORRISON KNUDSEN CORPORATION,
a Delaware corporation


By:   ______________________________
Its:  ______________________________


CLARK INDUSTRIES, INC.


By:   _______________________________
Its:  _______________________________



_____________________________________
RICHARD J. CLARK

                                 EXHIBIT B-2

                          NON-COMPETITION AGREEMENT


      This Agreement is entered into this 30th day of December, 1993, by and between Dennis E. Clark, Clark Industries, Inc. ("Company"), and Morrison Knudsen Corporation, a Delaware corporation ("MK").

      WHEREAS, the parties hereto desire to establish a continuing, confidential relationship in connection with the business of the Company; and

      WHEREAS, as a part of that relationship, Dennis E. Clark is willing to agree to a limitation upon his ability to compete with the Company and the Company is willing to make the payments provided herein;

      NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:


SECTION 1

Dennis E. Clark agrees that for a period of seven years following the closing date (the "Closing Date") of the transactions contemplated in the Share Exchange Agreement dated December 30, 1993, among MK, Morrison Knudsen Corporation, an Ohio corporation, Richard J. Clark, Dennis E. Clark, Richard
K. Clark, and the Company (the "Share Exchange Agreement"), he shall not compete, either directly or indirectly (as a shareholder, partner, employee, trustee or otherwise any person, firm corporation, association, partnership or other entity), with the Company by engaging through operations or sales anywhere in the United States, in any of the following businesses: remanufacture, manufacture or design of transit cars, locomotives, freight cars, or components, subassemblies or engineered systems for transit cars, locomotives or freight cars; engineering or manufacturing of transit or freight rail signalling or communication systems; operations and maintenance of transit systems, freight railroads or passenger railroads; emergency repair and maintenance of railroad track, tunnels and other infrastructure; marketing or distribution of railroad products to the rail and transit industries; environmental cleanup of railroad track and yards. In the event this limitation is considered by a court of competent jurisdiction to be excessive in its duration or in the area to which it applies, it shall be considered modified and valid for the duration for such area as said court may deem reasonable under the circumstances.

SECTION 2 - CONSIDERATION

In consideration of the covenant contained in Section 1 hereof, Company agrees to compensate Dennis E. Clark by providing, on the Closing Date, a number of MK shares equivalent to $262,500 as determined by the method and procedures set forth in Sections 1 and 4 of the Share Exchange Agreement. Said shares shall be issued and registered in the name of Dennis E. Clark, and shall be held by MK in Escrow to be distributed to Dennis E. Clark over a ten (10) year period for the following schedule:

                                END OF YEAR

                              One               14%
                              Two               14%
                              Three             14%
                              Four              14%
                              Five              14%
                              Six                8%
                              Seven              8%
                              Eight              8%
                              Nine               3%
                              Ten                3%

Dennis E. Clark shall be entitled to dividends paid on all shares whether owned or escrowed.

If MK offers Dennis E. Clark employment under substantially the same terms and conditions as the Employment Agreement after the Employment Agreement has expired, Dennis E. Clark will be bound by this Non-Competition Agreement, whether Dennis E. Clark elects to accept MK's offer of employment or elects not to accept MK's offer of employment.

If, after the expiration of the Employment Agreement, MK does not offer Dennis
E. Clark employment under substantially the same terms and conditions as the Employment Agreement, Dennis E. Clark will be bound by the provisions of this Non-Competition Agreement for one year after expiration of the Employment Agreement and MK will provide the consideration specified in Section 2.

SECTION 3 - INJUNCTIVE RELIEF

It is understood and agreed by and between the parties that the covenant not to compete contained herein is a property right of a special, unique, extraordinary and intellectual character, which gives it a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Dennis E. Clark of any of the provisions contained in this Agreement will cause the Company and MK great and irreparable injury and damage. Dennis E. Clark expressly agrees that MK and the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Dennis E. Clark. This provision shall not, however, be construed as a waiver of any of the rights which the Company or MK may have for damages or otherwise.

If MK and the Company are granted injunctive relief and as a result Dennis E. Clark does not compete against MK or the Company in the scope of businesses previously defined, MK shall provide the consideration specified in Section 2, less any amounts for attorney's fees or costs expended by MK or the Company to obtain such injunctive relief.


SECTION 4 - MISCELLANEOUS

4.1 This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns.

4.2 No party to the Agreement shall, prior to the Closing, convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

4.3 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand or telecopy, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) as follows:

If to the Company:

      Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938

If to Dennis E.  Clark:

      Dennis E. Clark
      c/o Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938

If to MK:

      Morrison Knudsen Corporation
      Rail Systems Group
      P.O. Box 73
      Boise, ID  83729
      Attention:T.J. Smith -- President

      Copy to:  Legal Department
                Morrison Knudsen Corporation
                P.O. Box 73
                Boise, ID  83729

or to such other addresses as may hereinafter be furnished by any party to the other parties hereto.


4.4 No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

4.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

4.6 This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

4.7 All agreements and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

4.8 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

4.9 This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


MORRISON KNUDSEN CORPORATION,
a Delaware corporation

By:   _________________________________

Its:  _________________________________


CLARK INDUSTRIES, INC.


By:   _________________________________

Its:  _________________________________




_____________________________________
DENNIS E. CLARK

                                 EXHIBIT B-3

                          NON-COMPETITION AGREEMENT


      This Agreement is entered into this 30th day of December, 1993, by and between Richard K. Clark, Clark Industries, Inc. ("Company"), and Morrison Knudsen Corporation, a Delaware corporation ("MK").

      WHEREAS, the parties hereto desire to establish a continuing, confidential relationship in connection with the business of the Company; and

      WHEREAS, as a part of that relationship, Richard K. Clark is willing to agree to a limitation upon his ability to compete with the Company and the Company is willing to make the payments provided herein;

      NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:

SECTION 1

Richard K. Clark agrees that for a period of seven years following the closing date (the "Closing Date") of the transactions contemplated in the Share Exchange Agreement dated December 30, 1993, among MK, Morrison Knudsen Corporation, an Ohio corporation, Richard J. Clark, Dennis E. Clark, Richard
K. Clark, and the Company (the "Share Exchange Agreement"), he shall not compete, either directly or indirectly (as a shareholder, partner, employee, trustee or otherwise any person, firm corporation, association, partnership or other entity), with the Company by engaging through operations or sales anywhere in the United States, in any of the following businesses: remanufacture, manufacture or design of transit cars, locomotives, freight cars, or components, subassemblies or engineered systems for transit cars, locomotives or freight cars; engineering or manufacturing of transit or freight rail signalling or communication systems; operations and maintenance of transit systems, freight railroads or passenger railroads; emergency repair and maintenance of railroad track, tunnels and other infrastructure; marketing or distribution of railroad products to the rail and transit industries; environmental cleanup of railroad track and yards. In the event this limitation is considered by a court of competent jurisdiction to be excessive in its duration or in the area to which it applies, it shall be considered modified and valid for the duration for such area as said court may deem reasonable under the circumstances.

SECTION 2 - CONSIDERATION

In consideration of the covenant contained in Section 1 hereof, Company agrees to compensate Richard K. Clark by providing on the Closing Date, a number of MK shares equivalent to $262,500 as determined by the method and procedures set forth in Sections 1 and 4 of the Share Exchange Agreement. Said shares shall be issued and registered in the name of Richard K. Clark, and shall be held by MK in Escrow to be distributed to Richard K. Clark over a ten (10) year period for the following schedule:

                                 END OF YEAR

                              One               14%
                              Two               14%
                              Three             14%
                              Four              14%
                              Five              14%
                              Six                8%
                              Seven              8%
                              Eight              8%
                              Nine               3%
                              Ten                3%

Richard K. Clark shall be entitled to dividends paid on all shares whether owned or escrowed.

If MK offers Richard K. Clark employment under substantially the same terms and conditions as the Employment Agreement after the Employment Agreement has expired, Richard K. Clark will be bound by this Non-Competition Agreement, whether Richard K. Clark elects to accept MK's offer of employment or elects not to accept MK's offer of employment.

If, after the expiration of the Employment Agreement, MK does not offer Richard K. Clark employment under substantially the same terms and conditions as the Employment Agreement, Richard K. Clark will be bound by the provisions of this Non-Competition Agreement for one year after expiration of the Employment Agreement and MK will provide the consideration specified in
Section 2.

SECTION 3 - INJUNCTIVE RELIEF

It is understood and agreed by and between the parties that the covenant not to compete contained herein is a property right of a special, unique, extraordinary and intellectual character, which gives it a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Richard K. Clark of any of the provisions contained in this Agreement will cause the Company and MK great and irreparable injury and damage. Richard K. Clark expressly agrees that MK and the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Richard K. Clark. This provision shall not, however, be construed as a waiver of any of the rights which the Company or MK may have for damages or otherwise.

If MK and the Company are granted injunctive relief and as a result Richard K. Clark does not compete against MK or the Company in the scope of businesses previously defined, MK shall provide the consideration specified in Section 2, less any amounts for attorney's fees or costs expended by MK or the Company to obtain such injunctive relief.

SECTION 4 - MISCELLANEOUS

4.1 This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns.

4.2 No party to the Agreement shall, prior to the Closing, convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the other party hereto in its sole and absolute discretion. No assignment of this Agreement shall relieve the assigning party of its obligations hereunder.

4.3 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or by telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand or telecopy, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) as follows:

If to the Company:

      Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938

If to Richard K. Clark:

      Richard K. Clark
      c/o Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938

If to MK:

      Morrison Knudsen Corporation
      Rail Systems Group
      P.O. Box 73
      Boise, ID  83729
      Attention:T.J. Smith -- President

      Copy to:  Legal Department
                Morrison Knudsen Corporation
                P.O. Box 73
                Boise, ID  83729

or to such other addresses as may hereinafter be furnished by any party to the other parties hereto.

4.4 No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any waiver on the part of any party of any right, power or privilege operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

4.5 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

4.6 This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

4.7 All agreements and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

4.8 Any provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

4.9 This Agreement shall be governed and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


MORRISON KNUDSEN CORPORATION,
a Delaware corporation

By:   __________________________________

Its:   _________________________________



CLARK INDUSTRIES, INC.


By:   _________________________________

Its:  _________________________________



_______________________________________
RICHARD K. CLARK

                                 EXHIBIT C-1

                            EMPLOYMENT AGREEMENT


      EMPLOYMENT AGREEMENT, dated as of December 30, 1993, (the "Closing Date") between Richard J. Clark (the "Employee") and Clark Industries, Inc., an Illinois Corporation (the "Company").

      WHEREAS, the Company desires to assure itself of the benefit of the Employee's services and experience for a period of time; and

      WHEREAS, the Employee is willing to enter into an agreement to that end with the Company upon the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.    TERM OF AGREEMENT

Subject to the terms and conditions hereof, the term of employment of the Employee under this Employment Agreement shall be for the period commencing on the date hereof and terminating five years hereafter (the "Initial Employment Period"). After the Initial Employment Period, this Employment Agreement shall automatically continue in force and effect on a month-to-month basis ("Renewal Period") unless either party shall give the other written notice of such party's intent to terminate this Agreement at least thirty (30) days prior to the expiration of the Initial Employment Period or any Renewal Period, as the case may be.

2.    SERVICES TO BE RENDERED

The Company hereby agrees to employ the Employee as an executive officer of the Company, subject to terms, conditions and provisions of this Employment Agreement. The Employee hereby accepts such employment and agrees to devote his full time and attention exclusively to rendering services to the Company under this Employment Agreement. Employee shall be subject to the terms and provisions of the Morrison Knudsen Corporation's ("MK") 1993 Handbook for Salaried Employees. In general MK's work week is defined as a minimum of forty hours per week, eight hours a day, Monday through Friday.
Employee's services shall be limited to locomotive, transit car and other rail related activities in which MK is engaged. In connection with the rendition of such services, the Employee shall report to and be subject to the direction of the Board of Directors of the Company and he shall perform such services as shall be designated by it.

3.    BASE COMPENSATION AND BENEFITS

(a) In payment for services rendered during the Initial Employment Period and the Renewal Period to the Company under this Employment Agreement, the Company shall pay the Employee a base salary of $100,000 per year. All compensation shall be paid in accordance with the Company's normal payroll practice and is payable on a bi-weekly basis.

(b) The Employee shall, during the term of this Employment Agreement, be entitled to vacations and fringe benefits consistent with the Company's policies for all other executive personnel. Employee will be credited with vacation benefits in accordance with the number of years of employment at Company and its predecessor entity, when the MK vacation and fringe benefits are implemented for Company.

(c) The employee's salary shall be reviewed annually for possible merit increases. Compensation may not be reduced.

(d) Nothing contained in this Employment Agreement shall be deemed to preclude the Board of Directors of the Company, in its sole discretion, from increasing the amounts payable to the Employee hereunder.

(e) In the event the Company is relocated, Employee will not be required to relocate, and may continue to work for Company at his present location, however Employee may be required to travel occasionally.

(f) Employee will be required to submit to and pass a substance abuse test, and comply with the Company's Substance Abuse Prevention Program, when the testing program is implemented in Employee's area.

(g) Anytime after two years after execution of this Agreement, Employee may terminate his status as an employee of the Company and may thereafter for the remainder of the five year term of this Agreement continue to serve the Company as a Consultant. The Employee in his capacity as a Consultant, will continue to receive his then annual compensation through the end of the five year term; however, he will not be eligible for merit raises nor shall he be entitled to any bonuses. In order to receive the Consultant's annual payment, Consultant shall also be required to work at least half-time for the Company - a rate equal to at least two-hundred and forty hours in each ninety day period; however, Consultant shall not be required to relocate in the event that Company relocates and Consultant may perform his services either on or off Company premises.

4.    BONUSES

(a) For each fiscal year ending on December 31, 1994 and on each December 31 thereafter through 1998 the Employee shall, if employed pursuant to the terms of this Agreement at the end of such fiscal year, be eligible to receive an annual bonus (the "Annual Bonus") under the Rail Systems Group Project Incentive Plan as it may be amended from time to time based upon (i) the Company's financial performance for such fiscal year relative to the Company's approved annual budget (to be determined by performance targets to be established by Morrison Knudsen Corporation, an Ohio corporation, the Company's parent, for each fiscal year) and
      (ii) the performance of Employee as evaluated by the Vice President, Locomotive Division, of MK's Rail Systems Group and approved by the President of MK's Rail Systems Group. The Annual Bonus, if any, for any particular fiscal year, shall be paid in a single lump sum no later than ten weeks following the closing of such fiscal year.

(b)   INCENTIVE BONUS

      In addition to the annual bonus provided by for in Section 4(a) above, the employee, if employed pursuant to the terms of this agreement on December 31, 1996 shall be entitled to an incentive bonus equal to 6 2/3% of the amount by which earnings before interest and taxes for the years 1994, 1995 and 1996 exceed $3 million. The three-year incentive bonus payment shall not exceed $333,333. For purposes of this computation, Earnings before interest and taxes includes all direct and indirect operating costs and selling, general and administrative costs associated with the Clark operation. There is no allocation of additional overhead or other costs from MK or the Rail Systems Group to Clark's operation.

      If during this three year period Company is down for any length of time due to the relocation of Company operations, then that amount of down time shall be added to the three year incentive bonus period in the calculation of the bonus.

5.    DISABILITY AND DEATH

(a) In the event the Employee is permanently disabled from substantially performing his full services hereunder due to a physical or mental disability and such disability shall continue for a period of more than one year, or should the Employee at any time become permanently disabled (as determined under the terms of the Long Term Disability Plan established by MK, a shareholder of the Company), and as a result thereof be unable to render his full services hereunder, then the Company may, at its election, terminate this Employment Agreement. In the event this Employment Agreement is terminated pursuant to this
      Section 6(a), the Employee shall have no further rights hereunder except to be paid an amount equal to any base salary or bonus earned under the terms of this Employment Agreement which remains unpaid at the time of disability.

(b) Upon the death of the Employee, this Employment Agreement shall terminate and neither the Employee nor his estate shall have any further rights hereunder, except to be paid an amount equal to any base salary or bonus earned under the terms of this Employment Agreement which remains unpaid at the time of death.

6.    TERMINATION

(a) In the event the Employee is terminated for "Cause" (as defined in Section 6(b) below), this Employment Agreement shall terminate and the Employee shall have no rights hereunder.

(b) For purposes of Section 6(a) above, "Cause" shall mean Employee's: (i) conviction of any felony involving dishonest, fraud or breach of trust;
      (ii) willful engagement in any misconduct in the performance of his duties that materially injures Company, monetarily or otherwise; (iii) performance of any act which, if known to Company's customers, clients or stockholders would materially and adversely affect Company's business; or (iv) substantial nonperformance of assigned duties (other than any such failure resulting from Employee's incapacity due to physical or mental illness under Section 6(a) above) which has continued for thirty days after Company's Board of Directors has given written notice of such nonperformance to Employee. For purposes of clause (ii) of this Section 7(a), no act or omission on Employee's part shall be deemed "willful" if committed or omitted in good faith and with a reasonable belief his action was in the best interest of the Company.

(c) If Employee is terminated for convenience, Employee shall be entitled to Base Compensation as defined in this Agreement for the remaining term of this Agreement.

7.    INVENTIONS

For purposes of this Employment Agreement, "Invention" shall mean any and all machines, apparatuses, compositions of matter, method, know-how, processes, designs, configurations, uses, ideas, concepts, or writings of any kind, discovered, conceived, developed, made, or produced, or any improvements to them, and shall not be limited to the definition of an invention contained in the United States Patent Laws.

The Employee understands and agrees that all Inventions, or trademarks or copyrights relating thereto, which reasonably relate to the business of the Company (as described in Section 1 of the Non-Competition Agreement) and which are conceived or made by him during the period and scope of his employment, either alone or with others, are the sole and exclusive property of the Company. The Employee understands and agrees that all Inventions, trademarks, or copyrights described above in this paragraph are the sole and exclusive property of the Company whether or not they are conceived or made during regular working hours.

The Employee agrees that he will disclose promptly and in writing to the Company all Inventions within the scope of this Employment Agreement, whether he considers them to be patentable or not, which he, either alone or with others, conceives or makes (whether or not during regular working hours). The Employee hereby assigns and agrees to assign all his right, title, and interest in and to those Inventions which reasonably relate to the business of the Company and agrees not to disclose any of these to others without written consent of the Company, except as required by the conditions of his employment.

The Employee agrees that he will at any time during his employment hereunder, or after this Employment Agreement terminates, on the request of the Company,
(i) execute specific assignments in favor of the Company, or its nominee, of any of the Inventions covered by this Employment Agreement (ii) execute all papers and perform all lawful acts the Company considers necessary or advisable for the preparation, applications, procurement, maintenance, enforcement, and defense of patent applications and patents of the United States and foreign countries for these inventions, for the perfection or enforcement of any trademarks or copyrights relating to such inventions, and for the transfer of any interest Employee may have, and (iii) execute any and all papers and lawful documents required or necessary to vest sole right, title, and interest in the Company or its nominee of the above inventions, patent applications, patents, or any trademarks or copyrights relating thereto. The Employee will, at the Company's expense, execute all documents (including those referred to above) and do all other acts necessary to assist in the preservation of all the Company's interests.

8.    CONFIDENTIALITY

For purposes of the Employment Agreement, "proprietary information" shall mean any information relating to the business of the Company that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompasses in all drawings, designs, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts, or ideas in or reasonably related to the business of the Company.

The Employee agrees to regard and preserve as confidential all proprietary information pertaining to the Company's business that has been or may be obtained by Employee in the course of his employment with the Company, whether he has such information in his memory or in writing or other physical form. The Employee will not, without written authority from the Company to do so, use for his benefit or purposes, nor disclose to others, either during the term of his employment hereunder or thereafter, except as required by the conditions of his employment hereunder, any proprietary information connected with the business or developments of the Company. This provision shall not apply after the proprietary information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

9.    REMOVAL OF DOCUMENTS OR OBJECTS

The Employee agrees not to remove from the premises of the Company, except as an employee of the Company, in pursuit of the business of the Company or any of its subsidiaries, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any proprietary information of the Company. The Employee recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Company.

10.   CORPORATE OPPORTUNITIES

The Employee agrees that during his employment hereunder he will not take any action which might divert from the Company or any subsidiary of the Company any opportunity which would be within the scope of any of the present or future businesses, described in Section 1 of the Non-Competition Agreement, thereof.

11.   INJUNCTIVE RELIEF

It is understood and agreed by and between the parties hereto that the services to be rendered by the Employee hereunder, and the rights and privileges granted to the Company by the Employee hereunder, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee of any of the provisions contained in this Employment Agreement will cause the Company great and irreparable injury and damage. The Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Employment Agreement by the Employee. This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise. It is agreed that the prevailing party of any action shall be entitled to attorneys fees and costs incurred in such action.

12.   WARRANTY

The Employee hereby warrants that he is free to enter this Employment Agreement and to render his services pursuant hereto. The Company agrees to maintain such accounting records and practices needed to reflect the financial performance of the Company.

13.   NON-ASSIGNABILITY

Except as otherwise provided herein, this Employment Agreement may not be assigned by either the Company or the Employee.

14.   MERGER OR CONSOLIDATION

In the event of a merger or consolidation of the Company with any other corporation or corporations, or of the sale by the Company of a major portion of its assets or of its business and good will, this Employment Agreement may be assigned and transferred to such successor in interest as an asset of the Company upon such assignee assuming the Company's obligations hereunder, in which event the Employee agrees to continue to perform his duties and obligations according to the terms and conditions hereof for such assignee or transferee this Employment Agreement. With the exception that if such assignment and transfer of this Agreement is made three years after the effective date of this Agreement, to a successor of which MK owns less than 50% and MK is not the single largest remaining shareholder, then Employee may elect to receive the balance of his salary for the unexpired portion of the term and to treat the Agreement as ended, provided that Employee does not work for successor company in any capacity following such election by the Employee.

15.   NOTICES

All notices and other communications which are required or may be given under this Employment Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

(a)   If to the Company, to:

      Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938
      Attn:  Corporate Secretary

(b)   If to the Employee, to:

      Richard J. Clark
      c/o Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938

or to such other place as either party shall have specified by notice in writing to the other.

16.   GOVERNMENTAL REGULATION

Nothing contained in this Employment Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Employment Agreement and any statute, law, ordinance, order of regulation, the latter shall prevail, but in such event any such provision of this Employment Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

17.   GOVERNING LAW

This Employment Agreement and any litigation thereof shall be governed by and construed in accordance with the laws of the State of Illinois.

18.   ENTIRE AGREEMENT; AMENDMENT

This Employment Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein. This Employment Agreement supersedes and replaces all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives.


      IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.


Witness:                            EMPLOYEE:


____________________                __________________________
                                    Richard J. Clark



                                    COMPANY:

Attest:                             CLARK INDUSTRIES, INC.


_______________________          By:_____________________________
                                 Its:_____________________________

                                 EXHIBIT C-2

                            EMPLOYMENT AGREEMENT


      EMPLOYMENT AGREEMENT, dated as of December 30, 1993, (the "Closing Date") between Dennis E. Clark (the "Employee") and Clark Industries, Inc. an Illinois Corporation (the "Company").

      WHEREAS, the Company desires to assure itself of the benefit of the Employee's services and experience for a period of time; and

      WHEREAS, the Employee is willing to enter into an agreement to that end with the Company upon the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.    TERM OF AGREEMENT

Subject to the terms and conditions hereof, the term of employment of the Employee under this Employment Agreement shall be for the period commencing on the date hereof and terminating five years hereafter (the "Initial Employment Period"). After the Initial Employment Period, this Employment Agreement shall automatically continue in force and effect on a month-to-month basis ("Renewal Period") unless either party shall give the other written notice of such party's intent to terminate this Agreement at least thirty (30) days prior to the expiration of the Initial Employment Period or any Renewal Period, as the case may be.

2.    SERVICES TO BE RENDERED

The Company hereby agrees to employ the Employee as an executive officer of the Company, subject to terms, conditions and provisions of this Employment Agreement. The Employee hereby accepts such employment and agrees to devote his full time and attention exclusively to rendering services to the Company under this Employment Agreement. Employee shall be subject to the terms and provisions of the Morrison Knudsen Corporation's ("MK") 1993 Handbook for Salaried Employees. In general MK's work week is defined as a minimum of forty hours per week, eight hours a day, Monday thru Friday.

Employee's services shall be limited to locomotive, transit car and other rail related activities in which MK is engaged. In connection with the rendition of such services, the Employee shall report to and be subject to the direction of the Board of Directors of the Company and he shall perform such services as shall be designated by it.

3.    BASE COMPENSATION AND BENEFITS

(a) In payment for services rendered during the Initial Employment Period and the Renewal Period to the Company under this Employment Agreement, the Company shall pay the Employee a base salary of $75,000 per year. All compensation shall be paid in accordance with the Company's normal payroll practice and is payable on a bi-weekly basis.

(b) The Employee shall, during the term of this Employment Agreement, be entitled to vacations and fringe benefits consistent with the Company's policies for all other executive personnel. Employee will be credited with vacation benefits in accordance with the number of years of employment at Company and its predecessor entity, when the MK vacation and fringe benefits are implemented for Company.

(c) The Employee's salary shall be reviewed annually for possible merit increases. Compensation may not be reduced.

(d) Nothing contained in this Employment Agreement shall be deemed to preclude the Board of Directors of the Company, in its sole discretion, from increasing the amounts payable to the Employee hereunder.

(e) In the event the Company is relocated more than 50 miles from Gilman, Illinois, Employee shall be entitled to an additional 20% salary increase as compensation for his personal relocation.

(f) Employee will be required to submit to and pass a substance abuse test, and comply with the Company's Substance Abuse Prevention Program, when the testing program is implemented in Employee's area.

4.    BONUSES

(a) For each fiscal year ending on December 31, 1994 and on each December 31 thereafter through 1998 the Employee shall, if employed pursuant to the terms of this Agreement at the end of such fiscal year, be eligible to receive an annual bonus (the "Annual Bonus") under the Rail Systems Group Project Incentive Plan as it may be amended from time to time based upon (i) the Company's financial performance for such fiscal year relative to the Company's approved annual budget (to be determined by performance targets to be established by Morrison Knudsen Corporation, an Ohio corporation, the Company's parent, for each fiscal year) and
      (ii) the performance of Employee as evaluated by the Vice President, Locomotive Division, of MK's Rail Systems Group and approved by the President of MK's Rail Systems Group. The Annual Bonus, if any, for any particular fiscal year, shall be paid in a single lump sum no later than ten weeks following the closing of such fiscal year.

(b)   INCENTIVE BONUS

      In addition to the annual bonus provided by for in Section 4(a) above, the Employee, if employed pursuant to the terms of this agreement on December 31, 1996 shall be entitled to an incentive bonus equal to 6 2/3% of the amount by which earnings before interest and taxes for the years 1994, 1995 and 1996 exceed $3 million. The three-year incentive bonus payment shall not exceed $333,333. For purposes of this computation, Earnings before interest and taxes includes all direct and indirect operating costs and selling, general and administrative costs associated with the Clark operation. There is no allocation of additional overhead or other costs from MK or the Rail Systems Group to Clark's operation.

      If during this three year period Company is down for any length of time due to the relocation of Company operations, then that amount of down time shall be added to the three year incentive bonus period in the calculation of the bonus.

5.    DISABILITY AND DEATH

(a) In the event the Employee is not reasonably able to render his full services hereunder due to a physical or mental disability and such disability shall continue for a period of more than one year, or should the Employee at any time become permanently disabled (as determined under the terms of the long Term Disability Plan established by MK, a shareholder of the Company), and as a result thereof be unable to render his full services hereunder, then the Company may, at its election, terminate this Employment Agreement. In the event this Employment Agreement is terminated pursuant to this Section 6(a), the Employee shall have no further rights hereunder except to be paid an amount equal to any base salary or bonus earned under the terms of this Employment Agreement which remains unpaid at the time of disability.

(b) Upon the death of the Employee, this Employment Agreement shall terminate and neither the Employee nor his estate shall have any further rights hereunder, except to be paid an amount equal to any base salary or bonus earned under the terms of this Employment Agreement which remains unpaid at the time of death.

6.    TERMINATION

(a) In the event the Employee is terminated for "Cause" (as defined in Section 6(b) below), this Employment Agreement shall terminate and the Employee shall have no rights hereunder.

(b) For purposes of Section 6(a) above, "Cause" shall mean Employee's: (i) conviction of any felony involving dishonest, fraud or breach of trust;
      (ii) willful engagement in any misconduct in the performance of his duties that materially injures Company, monetarily or otherwise; (iii) performance of any act which, if known to Company's customers, clients or stockholders would materially and adversely affect Company's business; or (iv) substantial nonperformance of assigned duties (other than any such failure resulting from Employee's incapacity due to physical or mental illness under

      Section 6(a) above) which has continued for thirty days after Company's Board of Directors has given written notice of such nonperformance to Employee. For purposes of clause (ii) of this Section 7(a), no act or omission on Employee's part shall be deemed "willful" if committed or omitted in good faith and with a reasonable belief his action was in the best interest of the Company.

(c) If Employee is terminated for convenience, Employee shall be entitled to Base Compensation as defined in this Agreement for the remaining term of this Agreement.

7.    INVENTIONS

For purposes of this Employment Agreement, "Invention" shall mean any and all machines, apparatuses, compositions of matter, method, know-how, processes, designs, configurations, uses, ideas, concepts, or writings of any kind, discovered, conceived, developed, made, or produced, or any improvements to them, and shall not be limited to the definition of an invention contained in the United States Patent Laws.

The Employee understands and agrees that all Inventions, or trademarks or copyrights relating thereto, which reasonably relate to the business of the Company (as described in Section 1 of the Non-Competition Agreement) and which are conceived or made by him during the period and scope of his employment, either alone or with others, are the sole and exclusive property of the Company. The Employee understands and agrees that all Inventions, trademarks, or copyrights described above in this paragraph are the sole and exclusive property of the Company whether or not they are conceived or made during regular working hours.

The Employee agrees that he will disclose promptly and in writing to the Company all Inventions within the scope of this Employment Agreement, whether he considers them to be patentable or not, which he, either alone or with others, conceives or makes (whether or not during regular working hours). The Employee hereby assigns and agrees to assign all his right, title, and interest in and to those Inventions which reasonably relate to the business of the Company and agrees not to disclose any of these to others without written consent of the Company, except as required by the conditions of his employment.

The Employee agrees that he will at any time during his employment hereunder, or after this Employment Agreement terminates, on the request of the Company,
(i) execute specific assignments in favor of the Company, or its nominee, of any of the Inventions covered by this Employment Agreement (ii) execute all papers and perform all lawful acts the Company considers necessary or advisable for the preparation, applications, procurement, maintenance, enforcement, and defense of patent applications and patents of the United States and foreign countries for these inventions, for the perfection or enforcement of any trademarks or copyrights relating to such inventions, and for the transfer of any interest Employee may have, and (iii) execute any and all papers and lawful documents required or necessary to vest sole right, title, and interest in the Company or its nominee of the above inventions, patent applications, patents, or any trademarks or copyrights relating thereto. The Employee will, at the Company's expense, execute all documents (including those referred to above) and do all other acts necessary to assist in the preservation of all the Company's interests.

8.    CONFIDENTIALITY

For purposes of the Employment Agreement, "proprietary information" shall mean any information relating to the business of the Company that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompasses in all drawings, designs, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts, or ideas in or reasonably related to the business of the Company.

The Employee agrees to regard and preserve as confidential all proprietary information pertaining to the Company's business that has been or may be obtained by Employee in the course of his employment with the Company, whether he has such information in his memory or in writing or other physical form. The Employee will not, without written authority from the Company to do so, use for his benefit or purposes, nor disclose to others, either during the term of his employment hereunder or thereafter, except as required by the conditions of his employment hereunder, any proprietary information connected with the business or developments of the Company. This provision shall not apply after the proprietary information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

9.    REMOVAL OF DOCUMENTS OR OBJECTS

The Employee agrees not to remove from the premises of the Company, except as an employee of the Company, in pursuit of the business of the Company or any of its subsidiaries, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any proprietary information of the Company. The Employee recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Company.

10.   CORPORATE OPPORTUNITIES

The Employee agrees that during his employment hereunder he will not take any action which might divert from the Company or any subsidiary of the Company any opportunity which would be within the scope of any of the present or future businesses, as described in Section 1 of the Non-Competition Agreement, thereof.

11.   INJUNCTIVE RELIEF

It is understood and agreed by and between the parties hereto that the services to be rendered by the Employee hereunder, and the rights and privileges granted to the Company by the Employee hereunder, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee of any of the provisions contained in this Employment Agreement will cause the Company great and irreparable injury and damage. The Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Employment Agreement by the Employee. This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise. It is agreed that the prevailing party of any action shall be entitled to attorneys fees and costs incurred in such action.

12.   WARRANTY

The Employee hereby warrants that he is free to enter this Employment Agreement and to render his services pursuant hereto. The Company agrees to maintain such accounting records and practices needed to reflect the financial performance of the Company.

13.   NON-ASSIGNABILITY

Except as otherwise provided herein, this Employment Agreement may not be assigned by either the Company or the Employee.

14.   MERGER OR CONSOLIDATION

In the event of a merger or consolidation of the Company with any other corporation or corporations, or of the sale by the Company of a major portion of its assets or of its business and good will, this Employment Agreement may be assigned and transferred to such successor in interest as an asset of the Company upon such assignee assuming the Company's obligations hereunder, in which event the Employee agrees to continue to perform his duties and obligations according to the terms and conditions hereof for such assignee or transferee this Employment Agreement. With the exception that if such assignment and transfer of this Agreement is made three years after the effective date of this Agreement, to a successor of which MK owns less than 50% and it is not the single largest remaining shareholder, then Employee may elect to receive the balance of his salary for the unexpired portion of the term and to treat the Agreement as ended, provided that Employee does not work for successor company in any capacity following such election by the Employee.

15.   NOTICES

All notices and other communications which are required or may be given under this Employment Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

(a)   If to the Company, to:

      Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938
      Attn:  Corporate Secretary

(b)   If to the Employee, to:

      Dennis E. Clark
      c/o Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938

or to such other place as either party shall have specified by notice in writing to the other.

16.   GOVERNMENTAL REGULATION

Nothing contained in this Employment Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Employment Agreement and any statute, law, ordinance, order of regulation, the latter shall prevail, but in such event any such provision of this Employment Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

17.   GOVERNING LAW

This Employment Agreement and any litigation thereof shall be governed by and construed in accordance with the laws of the State of Illinois.

18.   ENTIRE AGREEMENT; AMENDMENT

This Employment Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein. This Employment Agreement supersedes and replaces all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives.



      IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.

Witness:                            EMPLOYEE:


____________________                __________________________
                                    Dennis E. Clark



                                    COMPANY:

Attest:                             CLARK INDUSTRIES, INC.


_______________________          By:_____________________________
                                 Its:_____________________________

                                 EXHIBIT C-3

                            EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated as of December 30, 1993, (the "Closing Date") between Richard K. Clark (the "Employee") and Clark Industries, Inc. an Illinois Corporation (the "Company").

      WHEREAS, the Company desires to assure itself of the benefit of the Employee's services and experience for a period of time; and

      WHEREAS, the Employee is willing to enter into an agreement to that end with the Company upon the terms and conditions herein set forth;

      NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.    TERM OF AGREEMENT

Subject to the terms and conditions hereof, the term of employment of the Employee under this Employment Agreement shall be for the period commencing on the date hereof and terminating five years hereafter (the "Initial Employment Period"). After the Initial Employment Period, this Employment Agreement shall automatically continue in force and effect on a month-to-month basis ("Renewal Period") unless either party shall give the other written notice of such party's intent to terminate this Agreement at least thirty (30) days prior to the expiration of the Initial Employment Period or any Renewal Period, as the case may be.

2.    SERVICES TO BE RENDERED

The Company hereby agrees to employ the Employee as an executive officer of the Company, subject to terms, conditions and provisions of this Employment Agreement. The Employee hereby accepts such employment and agrees to devote his full time and attention exclusively to rendering services to the Company under this Employment Agreement. Employee shall be subject to the terms and provisions of the Morrison Knudsen Corporation's ("MK") 1993 Handbook for Salaried Employees. In general MK's work week is defined as a minimum of forty hours per week, eight hours a day, Monday thru Friday.


Employee's services shall be limited to locomotive, transit car and other rail related activities in which MK is engaged. In connection with the rendition of such services, the Employee shall report to and be subject to the direction of the Board of Directors of the Company and he shall perform such services as shall be designated by it.

3.    BASE COMPENSATION AND BENEFITS

(a) In payment for services rendered during the Initial Employment Period and the Renewal Period to the Company under this Employment Agreement, the Company shall pay the Employee a base salary of $75,000 per year. All compensation shall be paid in accordance with the Company's normal payroll practice and is payable on a bi-weekly basis.

(b) The Employee shall, during the term of this Employment Agreement, be entitled to vacations and fringe benefits consistent with the Company's policies for all other executive personnel. Employee will be credited with vacation benefits in accordance with the number of years of employment at Company and its predecessor entity, when the MK vacation and fringe benefits are implemented for Company.

(c) The Employee's salary shall be reviewed annually for possible merit increases. Compensation may not be reduced.

(d) Nothing contained in this Employment Agreement shall be deemed to preclude the Board of Directors of the Company, in its sole discretion, from increasing the amounts payable to the Employee hereunder.

(e) In the event the Company is relocated more than 50 miles from Gilman, Illinois, Employee shall be entitled to an additional 20% salary increase as compensation for his personal relocation.

(f) Employee will be required to submit to and pass a substance abuse test, and comply with the Company's Substance Abuse Prevention Program, when the testing program is implemented in Employee's area.

4.    BONUSES

(a) For each fiscal year ending on December 31, 1994 and on each December 31 thereafter through 1998 the Employee shall, if employed pursuant to the terms of this Agreement at the end of such fiscal year, be eligible to receive an annual bonus (the "Annual Bonus") under the Rail Systems Group Project Incentive Plan as it may be amended from time to time based upon (i) the Company's financial performance for such fiscal year relative to the Company's approved annual budget (to be determined by performance targets to be established by Morrison Knudsen Corporation, an Ohio corporation, the Company's parent, for each fiscal year) and
      (ii) the performance of Employee as evaluated by the Vice President, Locomotive Division, of MK's Rail Systems Group and approved by the President of MK's Rail Systems Group. The Annual Bonus, if any, for any particular fiscal year, shall be paid in a single lump sum no later than ten weeks following the closing of such fiscal year.

(b)   INCENTIVE BONUS

      In addition to the annual bonus provided by for in Section 4(a) above, the Employee, if employed pursuant to the terms of this agreement on December 31, 1996 shall be entitled to an incentive bonus equal to 6 2/3% of the amount by which earnings before interest and taxes for the years 1994, 1995 and 1996 exceed $3 million. The three-year incentive bonus payment shall not exceed $333,333. For purposes of this computation, Earnings before interest and taxes includes all direct and indirect operating costs and selling, general and administrative costs associated with the Clark operation. There is no allocation of additional overhead or other costs from MK or the Rail Systems Group to Clark's operation.

      If during this three year period Company is down for any length of time due to the relocation of Company operations, then that amount of down time shall be added to the three year incentive bonus period in the calculation of the bonus.

5.    DISABILITY AND DEATH

(a) In the event the Employee is not reasonably able to render his full services hereunder due to a physical or mental disability and such disability shall continue for a period of more than one year, or should the Employee at any time become permanently disabled (as determined under the terms of the long Term Disability Plan established by MK, a shareholder of the Company), and as a result thereof be unable to render his full services hereunder, then the Company may, at its election, terminate this Employment Agreement. In the event this Employment Agreement is terminated pursuant to this Section 6(a), the Employee shall have no further rights hereunder except to be paid an amount equal to any base salary or bonus earned under the terms of this Employment Agreement which remains unpaid at the time of disability.

(b) Upon the death of the Employee, this Employment Agreement shall terminate and neither the Employee nor his estate shall have any further rights hereunder, except to be paid an amount equal to any base salary or bonus earned under the terms of this Employment Agreement which remains unpaid at the time of death.

6.    TERMINATION

(a) In the event the Employee is terminated for "Cause" (as defined in Section 6(b) below), this Employment Agreement shall terminate and the Employee shall have no rights hereunder.

(b) For purposes of Section 6(a) above, "Cause" shall mean Employee's: (i) conviction of any felony involving dishonest, fraud or breach of trust;
      (ii) willful engagement in any misconduct in the performance of his duties that materially injures Company, monetarily or otherwise; (iii) performance of any act which, if known to Company's customers, clients or stockholders would materially and adversely affect Company's business; or (iv) substantial nonperformance of assigned duties (other than any such failure resulting from Employee's incapacity due to physical or mental illness under

      Section 6(a) above) which has continued for thirty days after Company's Board of Directors has given written notice of such nonperformance to Employee. For purposes of clause (ii) of this Section 7(a), no act or omission on Employee's part shall be deemed "willful" if committed or omitted in good faith and with a reasonable belief his action was in the best interest of the Company.

(c) If Employee is terminated for convenience, Employee shall be entitled to Base Compensation as defined in this Agreement for the remaining term of this Agreement.

7.    INVENTIONS

For purposes of this Employment Agreement, "Invention" shall mean any and all machines, apparatuses, compositions of matter, method, know-how, processes, designs, configurations, uses, ideas, concepts, or writings of any kind, discovered, conceived, developed, made, or produced, or any improvements to them, and shall not be limited to the definition of an invention contained in the United States Patent Laws.

The Employee understands and agrees that all Inventions, or trademarks or copyrights relating thereto, which reasonably relate to the business of the Company (as described in Section 1 of the Non-Competition Agreement) and which are conceived or made by him during the period and scope of his employment, either alone or with others, are the sole and exclusive property of the Company. The Employee understands and agrees that all Inventions, trademarks, or copyrights described above in this paragraph are the sole and exclusive property of the Company whether or not they are conceived or made during regular working hours.

The Employee agrees that he will disclose promptly and in writing to the Company all Inventions within the scope of this Employment Agreement, whether he considers them to be patentable or not, which he, either alone or with others, conceives or makes (whether or not during regular working hours). The Employee hereby assigns and agrees to assign all his right, title, and interest in and to those Inventions which reasonably relate to the business of the Company and agrees not to disclose any of these to others without written consent of the Company, except as required by the conditions of his employment.

The Employee agrees that he will at any time during his employment hereunder, or after this Employment Agreement terminates, on the request of the Company,
(i) execute specific assignments in favor of the Company, or its nominee, of any of the Inventions covered by this Employment Agreement (ii) execute all papers and perform all lawful acts the Company considers necessary or advisable for the preparation, applications, procurement, maintenance, enforcement, and defense of patent applications and patents of the United States and foreign countries for these inventions, for the perfection or enforcement of any trademarks or copyrights relating to such inventions, and for the transfer of any interest Employee may have, and (iii) execute any and all papers and lawful documents required or necessary to vest sole right, title, and interest in the Company or its nominee of the above inventions, patent applications, patents, or any trademarks or copyrights relating thereto. The Employee will, at the Company's expense, execute all documents (including those referred to above) and do all other acts necessary to assist in the preservation of all the Company's interests.

8.    CONFIDENTIALITY

For purposes of the Employment Agreement, "proprietary information" shall mean any information relating to the business of the Company that has not previously been publicly released by duly authorized representatives of the Company and shall include (but shall not be limited to) Company information encompasses in all drawings, designs, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts, or ideas in or reasonably related to the business of the Company.

The Employee agrees to regard and preserve as confidential all proprietary information pertaining to the Company's business that has been or may be obtained by Employee in the course of his employment with the Company, whether he has such information in his memory or in writing or other physical form. The Employee will not, without written authority from the Company to do so, use for his benefit or purposes, nor disclose to others, either during the term of his employment hereunder or thereafter, except as required by the conditions of his employment hereunder, any proprietary information connected with the business or developments of the Company. This provision shall not apply after the proprietary information has been voluntarily disclosed to the public, independently developed and disclosed by others, or otherwise enters the public domain through lawful means.

9.    REMOVAL OF DOCUMENTS OR OBJECTS

The Employee agrees not to remove from the premises of the Company, except as an employee of the Company, in pursuit of the business of the Company or any of its subsidiaries, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any proprietary information of the Company. The Employee recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Company.

10.   CORPORATE OPPORTUNITIES

The Employee agrees that during his employment hereunder he will not take any action which might divert from the Company or any subsidiary of the Company any opportunity which would be within the scope of any of the present or future businesses, described in Section 1 of the Non-Competition Agreement, thereof.

11.   INJUNCTIVE RELIEF

It is understood and agreed by and between the parties hereto that the services to be rendered by the Employee hereunder, and the rights and privileges granted to the Company by the Employee hereunder, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by the Employee of any of the provisions contained in this Employment Agreement will cause the Company great and irreparable injury and damage. The Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Employment Agreement by the Employee. This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise. It is agreed that the prevailing party of any action shall be entitled to attorneys fees and costs incurred in such action.

12.   WARRANTY

The Employee hereby warrants that he is free to enter this Employment Agreement and to render his services pursuant hereto. The Company agrees to maintain such accounting records and practices needed to reflect the financial performance of the Company.

13.   NON-ASSIGNABILITY

Except as otherwise provided herein, this Employment Agreement may not be assigned by either the Company or the Employee.

14.   MERGER OR CONSOLIDATION

In the event of a merger or consolidation of the Company with any other corporation or corporations, or of the sale by the Company of a major portion of its assets or of its business and good will, this Employment Agreement may be assigned and transferred to such successor in interest as an asset of the Company upon such assignee assuming the Company's obligations hereunder, in which event the Employee agrees to continue to perform his duties and obligations according to the terms and conditions hereof for such assignee or transferee this Employment Agreement. With the exception that if such assignment and transfer of this Agreement is made three years after the effective date of this Agreement, to a successor of which MK owns less than 50% and it is not the single largest remaining shareholder, then Employee may elect to receive the balance of his salary for the unexpired portion of the term and to treat the Agreement as ended, provided that Employee does not work for successor company in any capacity following such election by the Employee.

15.   NOTICES

All notices and other communications which are required or may be given under this Employment Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

(a)   If to the Company, to:

      Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938
      Attn:  Corporate Secretary

(b)   If to the Employee, to:

      Richard K. Clark
      c/o Clark Industries, Inc.
      104 East Butterfield Trail
      P. O. Box 287
      Gilman, Illinois   60938

or to such other place as either party shall have specified by notice in writing to the other.

16.   GOVERNMENTAL REGULATION

Nothing contained in this Employment Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Employment Agreement and any statute, law, ordinance, order of regulation, the latter shall prevail, but in such event any such provision of this Employment Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

17.   GOVERNING LAW

This Employment Agreement and any litigation thereof shall be governed by and construed in accordance with the laws of the State of Illinois.

18.   ENTIRE AGREEMENT; AMENDMENT

This Employment Agreement sets forth the entire understanding of the parties in respect of the subject matter contained herein. This Employment Agreement supersedes and replaces all prior agreements, arrangements and understandings relating to the subject matter and may only be amended by a written agreement signed by both parties hereto or their duly authorized representatives.


      IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written.



Witness:                            EMPLOYEE:


____________________                __________________________
                                    Richard K. Clark



                                    COMPANY:

Attest:                             CLARK INDUSTRIES, INC.


_______________________          By:_____________________________
                                 Its:_____________________________